EXHIBIT 4.1

Translated from Chinese

China Zhengtong Holdings Co., Ltd.

Equity Transfer Agreement

By and Between

Shenyang Xing Yuan Dong Automobile Components Co., Ltd.

(as Transferor)

and

Shenyang JinBei Automotive Industry Co., Ltd.

(as Transferee)

Dated: December 1, 2002

Translated from Chinese

This Agreement is entered into by the following parties on December 1, 2002:

Transferor: Shenyang Xing Yuan Dong Automobile Components Co., Ltd.

Transferee: Shenyang JinBei Automotive Industry Co., Ltd.

General Provisions

In order to enhance economic benefits, based on the principle of good faith and mutual benefit, and in accordance with the relevant laws and regulations of the People’s Republic of China, the parties to this Agreement have reached the following agreement through friendly consultation:

Article OneParties to the Agreement

1.1	The Parties to this Agreement are: Transferor: Shenyang Xing Yuan Dong Automobile Components Co., Ltd.

Address: No. 55, Hunnan Industrial Zone, High-New District, Shenyang City

Legal Representative:Hong Xing

Transferee: Shenyang JinBei Automotive Industry Co., Ltd. Address: No. 38, Wangliutang Road, Shenhe District, Shenyang City Legal Representative:He Guohua

Article Two of the Agreement

2.1	The subject of transfer under this Agreement shall be 47.06% equity held by Shenyang Xing Yuan Dong Automobile Components Co., Ltd. in China Zhengtong Holdings Co., Ltd..

Article Three Representations and Warranties

Translated from Chinese

The Parties hereby represent and warrant to the other Party as follows:

3.1	The Parties to this Agreement are all enterprise legal persons registered and legally existing under the PRC laws, and have full right to their respective assets, and have the capability to independently conduct economic activities and assume civil liabilities to other entities.

3.2	The Parties to this Agreement both have full capacity for civil rights and capacity for civil conduct. The undersigned of this Agreement are representatives approved by the board of directors of the Transferor (or the Transferee), who have the right to sign this Agreement on behalf the Transferor (or the Transferee).

3.3	The Transferor hereby warrants that it is a company registered in Shenyang City, Liaoning Province, PRC, and has passed the 2002 industry and commerce annual review.

3.4	The Transferee hereby warrants that it is a company registered in Shenyang City, Liaoning Province, PRC, and has passed the 2002 industry and commerce annual review.

3.5	The Transferor hereby warrants that the 47.06% equity it holds in China Zhengtong Holdings Co., Ltd. is in compliance with the laws of the People’s Republic of China, and is legal and valid.

3.6	The Transferor hereby warrants that it has the right under the laws of the People’s Republic of China to own, use, enjoy the benefits of and dispose of the equity described in Article 2.1 of this Agreement, and that no third party right has been created on such equity.

3.7	The terms in this Agreement are reflections of the true intent of the Parties, and shall be binding upon both Parties to this Agreement.

3.8	The performance of this Agreement will not be in violence of the laws that the Parties are required to abide by, and will not breach any other agreements or obligations which the Parties shall abide by.

3.9	As of the date of execution of this Agreement, the Parties to this Agreement shall provide lawful and valid legal documents related to this equity transfer in the form of annexes to this Agreement, including but not limited to resolutions of the Board and business license.

Article Four Percentage of Equity Transfer

4.1	The percentage of the equity share to be transferred by the Transferor to the Transferee shall be 47.06% equity that the Transferor holds in China Zhengtong Holdings Co., Ltd.

Translated from Chinese

4.2	The original shareholding structure of China Zhengtong Holdings Co., Ltd. is:

Minsheng Credit Guarantee Co., Ltd.	48.04%
Shenyang Xing Yuan Dong Automobile Components Co., Ltd.	47.06%
China Development Research Foundation	0.07%
China Golden Future Inc.	4.83%

The shareholding structure after this equity transfer shall be:

Minsheng Credit Guarantee Co., Ltd.	48.04%
Shenyang JinBei Automotive Industry Co., Ltd.	47.06%
China Development Research Foundation	0.07%
China Golden Future Inc.	4.83%

Article Five Price of Equity Transfer

5.1	The Transferee agrees to receive the 47.06% equity held by the Transferor in China Zhengtong Holdings Co., Ltd. by payment in cash.

5.2	The equity transfer shall be deemed to have been closed after the Transferee has completed the formalities of amendment of registration with industry and commerce administration with the assistance of the Transferor.

5.3	The Transferee shall receive the above equity of the Transferor by payment of an aggregate amount of RMB Four Hundred Eighty million (RMB 480,000,000).

Article Six Term of Payment

6.1	As agreed by the Parties, the Transferee shall receive the 47.06% equity held by the Transferor in China Zhengtong Holdings Co., Ltd. by payment in cash.

Translated from Chinese

6.2	The Transferee shall make a single payment of RMB 480,000,000 provided in Article 5.3 of this Agreement to the Transferor within the period between the effective date of this Agreement and December 31, 2002.

Article Seven Relevant Obligations of the Parties

7.1	Obligations of the Transferor

7.1.1	Delivery of approval documents of the board of directors to the Transferee within 3 days after the execution of this Agreement;

7.1.2	Completion of formalities of equity transfer according to the provisions of Article Five of this Agreement;

7.1.3	Provision of all documents related to the equity transfer and registration amendment to the Transferee.

7.2	Obligations of the Transferee

7.2.1	Delivery of approval documents of the board of directors to the Transferor within 3 days after the execution of this Agreement;

7.2.2	Payment according to the timing and requirements provided in Article Six of this Agreement;

7.2.3	Provision of all documents related to the equity transfer and registration amendment to the Transferor.

Article Eight Liabilities of Breach of Agreement

8.1	In the event that the breach by any Party causes the other Party’s failure to perform or partial failure to perform this Agreement, the breaching party shall be held liable for losses thus incurred. If both Parties breach this Agreement, the Parties shall be responsible for liabilities caused by their respective misconduct.

Article Nine Force Majeure

9.1	Force majeure shall mean unforeseeable and inevitable events that are beyond the control of the Parties, and that hamper either Party’s performance or partial performance of this Agreement after the effectiveness of this Agreement, e.g., earthquake, act of god, war and other events that are considered as force majeure events according to international commercial practice.

Translated from Chinese

9.2	In the event of the occurrence of a force majeure event, the obligations of the Party affected by such event shall be suspended during the occurrence of the force majeure event, and shall automatically be extended. The extension period shall be the same as the suspension period. Such Party shall not be liable for breach of this Agreement.

9.3	The Party that claims a force majeure event shall promptly notify the other Party in writing after the occurrence of the event, and shall provide sufficient certification issued by the local notary institution with respect to the occurrence of the force majeure event and the period in which such event persists. The Party claiming a force majeure event shall use its best endeavors to minimize the effect of the force majeure.

9.4	If a force majeure event occurs, the Parties shall promptly consult with each other to seek a fair solution, and shall use their best efforts to minimize the effect of the force majeure.

Article Ten Settlement of Dispute

10.1	Any dispute resulting from or in connection with this Agreement shall be first settled by the Parties through friendly consultation, failing which, either Party shall submit the dispute to China International Economic and Trade Arbitration Commission for arbitration. The award of the arbitration shall be final and binding upon both Parties.

Article Eleven Miscellaneous

11.1	This Agreement is signed in three originals. Each Party shall have one original, and one original shall be filed with the administration of industry and commerce.

11.2	This Agreement shall become effective as of the date when the legal representatives (or authorized representatives) of the Parties sign and affix the company seal to this Agreement.

11.3	Issues not covered in this Agreement may be provided in supplements to this Agreement as annexes.

Translated from Chinese

Signature Page

(No Body Text on This Page)

Transferor:	Transferee:
Shenyang Xing Yuan Dong Automobile Components Co., Ltd.	Shenyang JinBei Automotive Industry Co., Ltd.
(Seal)	(Seal)

By:/s/ Hong Xing	By: /s/ He Guo Hua

Legal Representative/Authorized Representative	Legal Representative/Authorized Representative

Dated: December 1, 2002